SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

TTM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board's recommendations?
What vote is required to approve each item?
#9 Who will pay for the preparation of the proxy?
STOCK OWNERSHIP
Who are the largest owners of our stock and how much do our directors and executive officers own?
Section 16(a) Beneficial Ownership Reporting Compliance
ELECTION OF DIRECTORS
Directors Standing for Election
How are directors compensated?
How often did the board meet during 2000?
What committees has the board established?
MANAGEMENT
Directors and Executive Officers
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Stock Option Grants
Stock Option Exercises and Values for Fiscal 2000
Employment Agreements and Change of Control Arrangements
Incentive Plans
Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Report of the Audit Committee
Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Persons or Entities Related to Our Directors
Management Fees And Agreements
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Audit Fees
2000 ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

ABOUT THE MEETING	1

What is the purpose of the annual meeting?	1

Who is entitled to vote at the meeting?	1

Who may attend the meeting?	1

What constitutes a quorum?	1

How do I vote?	1

Can I change my vote after I return my proxy card?	2

What are the board’s recommendations?	2

What vote is required to approve each item?	2

What are the effects of “broker non-votes”?	2

Who will pay for the preparation of the proxy?	2

STOCK OWNERSHIP	3

Who are the largest owners of our stock and how much do our directors and executive officers own?	3

Section 16(a) Beneficial Ownership Reporting Compliance	4

ELECTION OF DIRECTORS	4

Directors Standing for Election	4

How are directors compensated?	5

How often did the board meet during 2000?	5

What committees has the board established?	5

MANAGEMENT	6

Directors and Executive Officers	6

EXECUTIVE COMPENSATION AND OTHER INFORMATION	9

SUMMARY COMPENSATION TABLE	9

Stock Option Grants	10

Stock Option Exercises and Values for Fiscal 2000	11

Employment Agreements and Change of Control Arrangements	11

Incentive Plans	12

Report of the Compensation Committee	15

Compensation Committee Interlocks and Insider Participation	16

Report of the Audit Committee	16

Performance Graph	17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18

Persons or Entities Related to Our Directors	18

Management Fees And Agreements	18

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS	18

Audit Fees	19

2000 ANNUAL REPORT ON FORM 10-K	19

OTHER MATTERS	19

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING	19

-i-

(TTM TECHNOLOGIES LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 28, 2001

To our Shareholders:

      The 2001 Annual Meeting of Shareholders of TTM Technologies, Inc. will be held at 9:00 a.m., local time, on Thursday, June 28, 2001 at our Santa Ana division offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704. At the meeting, shareholders will vote on the following matters:

      1. Election of two directors, each for a term of three years; and

      2. Any other matters that properly come before the meeting and any postponement or adjournment thereof.

      Shareholders of record as of the close of business on April 20, 2001, are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof.

      Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

/s/ Stacey M. Peterson

Redmond, Washington	Stacey M. Peterson

May 25, 2001	Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TTM TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

      This proxy statement contains information related to our annual meeting of shareholders to be held on Thursday, June 28, 2001, beginning at 9:00 a.m. local time, at our Santa Ana division offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is May 24, 2001. You should review this information in conjunction with our 2000 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the annual meeting, shareholders will vote on the election of directors. In addition, our management will report on our performance during 2000 and respond to questions from our shareholders.

Who is entitled to vote at the meeting?

      Only shareholders of record at the close of business on the record date, April 20, 2001, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

      All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 37,403,930 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

      If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

      Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting by each class of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

      Other Items. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

      If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

      We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

      Our principal executive offices are located at 17550 N.E. 67th Court, Redmond, Washington 98052, and our telephone number is (425) 883-7575. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much do our directors and executive officers own?

      The following table shows the amount of each class of common stock beneficially owned as of April 20, 2001 by (a) each of our directors, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number(1)	Percent(2)

Directors and Executive Officers:

Kenton K. Alder (3)	283,730	*

Jeffrey W. Goettman (4)	20,459,613	54.7%

Michael E. Moran (5)	2,106,422	5.6%

Stacey M. Peterson (6)	32,253	*

Brad W. Playford (7)	42,914	*

Richard Garagliano	—	*

Shane Whiteside (8)	33,810	*

James K. Bass	—	*

Richard P. Beck	—	*

Philip M. Carpenter III (5)	2,106,422	5.6%

John G. Mayer	—	*

Douglas P. McCormick (4)	20,459,613	54.7%

All directors and executive officers as a

group (12 persons) (9)	22,958,742	61.4%

5% Stockholders:

Circuit Holdings (10)	19,000,000	50.8%

Thayer Capital Partners entities (11)	22,159,632	59.2%

Brockway Moran & Partners Fund, L.P. (12)	2,106,422	5.6%

*	Represents less than 1% of our outstanding common stock.

(1)	Except as otherwise indicated, the address of each person listed on the table is 17550 N.E. 67th Court, Redmond, WA 98052.

(2)	We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 20, 2001, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 37,403,930 shares of our common stock outstanding as of April 20, 2001.

(3)	Includes 1,500 shares held by Mr. Alder’s children and 140,230 shares issuable upon exercise of options within 60 days of April 20, 2001.

(4)	Includes 20,459,613 shares beneficially owned by the Thayer Capital Partners entities. See footnote 11. Messrs. Goettman and McCormick each disclaim beneficial ownership of the shares held by the Thayer Capital Partners entities, except to the extent of their pecuniary interests.

(5)	Includes 2,106,422 shares beneficially owned by Brockway Moran & Partners Fund, L.P. Messrs. Moran and Carpenter each disclaim beneficial ownership of the shares held by Brockway Moran & Partners Fund, L.P., except to the extent of their pecuniary interests.

(6)	Includes 29,753 shares issuable upon exercise of options within 60 days of April 20, 2001.

(7)	Includes 42,264 shares issuable upon exercise of options within 60 days of April 20, 2001.

(8)	Includes 33,810 shares issuable upon exercise of options within 60 days of April 20, 2001.

(9)	Includes 246,057 shares issuable upon exercise of options within 60 days of April 20, 2001.

(10)	Circuit Holdings is owned as follows:

Thayer Equity Investors III, L.P.	31%

Thayer Equity Investors IV, L.P.	28%

TC Circuits, L.L.C	1%

Brockway Moran & Partners Fund, L.P.	40%

Total	100%

(11)	Represents shares held by each of Thayer Equity Investors III, L.P., Thayer Equity Investors IV, L.P. and TC Circuits L.L.C., together with the shares held directly by Circuit Holdings. The Thayer Capital Partners entities are affiliates of and are deemed to beneficially own all of the shares that are directly owned by Circuit Holdings.

Thayer Equity Investors III, L.P. and TC Circuits L.L.C. are each controlled by limited liability companies the managing members of which are Frederick Malek, Carl Rickertsen and Paul Stern.

Thayer Equity Investors IV, L.P. is controlled by a limited liability company the managing members of which are Frederick Malek and Carl Rickertsen.

Mr. Goettman, one of our directors, is a Managing Director of each of the limited liability companies that control Thayer Equity Investors III, L.P. and Thayer Equity Investors IV, L.P. Mr. McCormick, one of our directors, is a Vice President of the limited liability company that controls Thayer Equity Investors IV, L.P.

(12)	Brockway Moran & Partners Fund, L.P. is controlled by Brockway Moran & Partners, Inc. Peter C. Brockway, Michael E. Moran and H. Randall Litten are the only stockholders of Brockway Moran & Partners, Inc., and none of these persons owns a majority interest in Brockway Moran & Partners, Inc. Mr. Moran, one of our directors, is a Managing Partner of Brockway Moran & Partners, Inc. Mr. Carpenter, one of our directors, is a Principal of Brockway Moran & Partners, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

      To our knowledge, based solely on a review of the copies of filings furnished to us and representations that no other reports were required, we believe that all of our officers, directors and greater than 10 percent beneficial owners complied during 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that during fiscal 2000 Mr. Bass filed a late Form 3 covering his initial statement of beneficial ownership.

ELECTION OF DIRECTORS

Directors Standing for Election

      Our board of directors is divided into three classes, and each class of directors serves for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, the shareholders will elect two directors, each of whom will serve for a term expiring at the 2004 annual meeting, or until his or her successor has been duly elected and qualified.

      The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of them is unable to accept election or if any other unforeseen contingencies should arise, the board of directors may designate a substitute nominee. If the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board.

      The board of directors has nominated James K. Bass and Philip M. Carpenter III, each of whom are currently serving as directors, to stand for re-election. For additional information concerning Messrs. Bass and Carpenter, including a description of their business experience, please see “Management—Directors and Executive Officers.”

      The terms of Messrs. Alder, Beck and McCormick expire at the annual meeting of shareholders in 2002. The terms of Messrs. Goettman, Mayer and Moran expire at the annual meeting of shareholders in 2003. For additional information concerning Messrs. Alder, Beck, Goettman, Mayer, McCormick and Moran, including a description of their business experience, please see “Management—Directors and Executive Officers.”

How are directors compensated?

      Fees. In April 2001, our board of directors adopted a new director compensation plan. Pursuant to this plan, we pay each of Messrs. Bass, Beck and Mayer, our independent directors, an annual fee of $7,500, which is paid in quarterly installments, and a $500 fee for each meeting of the board they attend. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. Each audit committee member receives $1,000 per meeting, and the Chairman receives an additional $500 per meeting. Except for payment of $500 per compensation committee meeting to Mr. Mayer, the members of our compensation committee do not receive compensation for their services as compensation committee members. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

      Options. All of our directors are eligible to receive grants of stock options under one or more of our stock option plans. Upon election to our board of directors, each independent director will receive an option to purchase 20,000 shares of our common stock at the closing price on the grant date. At each subsequent annual meeting of shareholders, each independent director will receive an option to purchase 4,000 shares of our common stock, provided the director has served as an independent director for at least six months. The initial option grant to independent directors will vest ratably over five years. All subsequent grants will vest 100% on the fifth anniversary of the grant date.

      Messrs. Bass and Mayer were each granted 20,000 stock options in 2000, which vest ratably over five years.

How often did the board meet during 2000?

      The board of directors held four meetings during 2000 and also took action by written consent. Each of our directors attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

      Our board of directors has established two standing committees: an audit committee and a compensation committee.

      Audit Committee. The audit committee of our board of directors reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Bass, Beck and Mayer. The Audit Committee held two meetings in 2000.

      Compensation Committee. The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer’s recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Goettman, Mayer and Moran. The compensation committee held one meeting in 2000.

MANAGEMENT

Directors and Executive Officers

      The following table, together with the accompanying text, present certain information, as of April 20, 2001, with respect to each of our directors and executive officers.

NAME	AGE	POSITION(S) HELD WITH THE COMPANY

Kenton K. Alder	51	Chief Executive Officer, President and Director

Jeffrey W. Goettman	42	Chairman and Director

Michael E. Moran	38	Vice-Chairman and Director

Stacey M. Peterson	37	Chief Financial Officer and Secretary

Brad W. Playford	40	Vice President, Marketing and Strategic Planning

Richard Garagliano	49	Vice President of Operations, Redmond Division

Shane Whiteside	35	Vice President of Operations, Santa Ana Division

Douglas P. McCormick	32	Director

Philip M. Carpenter III	29	Director

John G. Mayer	50	Director

James K. Bass	43	Director

Richard P. Beck	67	Director

      There are no family relationships among our executive officers or directors.

      Kenton K. Alder has served as our Chief Executive Officer, President and Director since March 1999. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group Inc., a printed circuit board manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar. Mr. Alder holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting from Utah State University.

      Jeffrey W. Goettman has served as our Chairman and Director since January 1999. Mr. Goettman has been a Managing Director and Principal of Thayer Capital Partners, a private equity investment company, since February 1998. Prior to that time, Mr. Goettman served as a Managing Director at Robertson Stephens & Co. Inc., an

investment bank, from February 1994 to February 1998. In addition, Mr. Goettman has been a Director of EFTC Corporation, an electronics manufacturing services company, since March 2000, and Chairman of the Board since January 2001. Mr. Goettman holds a Bachelor of Science from Duke University and a Master of Business Administration from the Stanford University Graduate School of Business.

      Michael E. Moran has served as our Director since January 1999 and our Vice-Chairman since June 1999. Mr. Moran has been a Managing Partner of Brockway Moran & Partners, Inc., a private equity investment firm, since January 1998. Mr. Moran served as a Senior Vice President at Trivest, Inc., a private equity investment firm, from 1994 to 1998. Mr. Moran previously served on the board of directors of ElectroStar, Inc., a publicly held printed circuit board manufacturing company that was sold to Tyco International in January 1997. Mr. Moran holds a Bachelor of Science in Business Administration from Drake University and a Master of Business Administration from DePaul University.

      Stacey M. Peterson has served as our Chief Financial Officer since February 2000. From May 1998 to February 2000, Ms. Peterson served as Business Manager, ARCO Products Company at Atlantic Richfield Company, an oil and gas company. Prior to that time, Ms. Peterson served as Chief Financial Officer, from July 1996 to May 1998, and Controller, from November 1995 to July 1996, of PayPoint Business Unit of Atlantic Richfield Company. From August 1993 to November 1995, Ms. Peterson served as Financial Advisor, Corporate Finance at Atlantic Richfield Company. Ms. Peterson holds a Bachelor of Science in Applied Economics and Business Management from Cornell University and a Master of Business Administration from the University of Pennsylvania, the Wharton School.

      Brad W. Playford has served as our Vice President, Marketing and Strategic Planning since June 2000 and our Vice President, Sales and Marketing from July 1999 to May 2000. From January 1995 to June 1999, Mr. Playford served as Director of Sales and Marketing of Power Circuits. Mr. Playford holds a Bachelor of Science in Materials and Logistics Management from Michigan State University.

      Richard Garagliano has served as our Vice President of Operations, Redmond Division since December 2000. Prior to joining us, Mr. Garagliano was with Multilayer Technology, Inc., a quick-turn, printed circuit board manufacturer (“Multek”) from 1991 to December 2000, serving most recently as Director of Operations for Multek’s Austin, Texas facility. Mr. Garagliano holds a Bachelor of Science in Chemical Engineering from Worcester Polytechnic Institute.

      Shane Whiteside has served as our Vice President of Operations – Santa Ana division since January 2001 and our Director of Operations – Santa Ana division from July 1999 to December 2000. From March 1998 to June 1999, Mr. Whiteside was the Director of Operations of Power Circuits. Prior to joining Power Circuits, Mr. Whiteside was Product Manager for Technica USA from December 1996 to March 1998 and a Technical Sales Representative from September 1993 to December 1996. Mr. Whiteside holds a Bachelor of Arts in Economics from the University of California – Irvine.

      Douglas P. McCormick has served as our Director since September 1999. Mr. McCormick has been a Managing Director and Principal of Thayer Capital Partners, a private equity investment company, since July 2000, and was a Vice President of that company since January 1999. Prior to that time, Mr. McCormick served as an associate at Morgan Stanley & Co. Incorporated, an investment bank, from June 1997 to January 1999. In addition, Mr. McCormick has been a Director of EFTC Corporation, an electronics manufacturing services company, since August 2000. From September 1995 to June 1997, Mr. McCormick attended Harvard Business School. From May 1995 to August 1995, Mr. McCormick was an associate at Bankers Trust Corporation, a financial institution. Mr. McCormick holds a Bachelor of Science in Economics from the United States Military Academy and a Master of Business Administration from Harvard Business School.

      Philip M. Carpenter III has served as our Director since September 1999. Mr. Carpenter has been a Principal of Brockway Moran & Partners, Inc., a private equity investment firm, since May 2001. From September 1998 to May 2001, Mr. Carpenter was a Vice President of Brockway Moran & Partners, Inc. From August 1996 to September 1998, Mr. Carpenter was an Associate at Trivest, Inc., a private equity investment firm. Prior to that time,

Mr. Carpenter was a Financial Analyst at Bear, Stearns & Co. Inc., an investment bank, from August 1994 to June 1996. Mr. Carpenter holds a Bachelor of Science in Accounting from the State University of New York at Binghamton.

      John G. Mayer has served as our Director since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar. Mr. Mayer holds a Bachelor of Arts in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law.

      James K. Bass has served as our Director since September 2000. Mr. Bass has been the Chief Executive Officer of EFTC Corporation, an independent provider of high mix electronic manufacturing services, since July 2000. From 1996 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. from Ohio State University.

      Richard P. Beck has served as our Director since February 2001. Mr. Beck joined Advanced Energy Industries, a publicly traded manufacturer of power conversion systems and integrated technology solutions (“Advanced Energy”), in March 1992 as Vice President and Chief Financial Officer. In February 1998, Mr. Beck became Senior Vice President and Chief Financial Officer. In 1995, Mr. Beck became a director of Advanced Energy. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer for Cimage Corporation, a computer software company. Mr. Beck is a director, is chairman of the audit committee and serves on the compensation committee, of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment. He is also a director of Photon Dynamics, Inc. a publicly held manufacturer of flat panel display test equipment and serves on its audit committee. Mr. Beck holds a Bachelor of Science in Accounting and Finance and a Master of Business Administration from Babson College.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of our other executive officers whose total salary and bonus exceeded $100,000 in 2000.

SUMMARY COMPENSATION TABLE

	Annual Compensation

					Other Annual
					Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)

Kenton K. Alder	2000	$227,142	$350,000	(2)	—

Chief Executive Officer,	1999	161,155	—		$20,561 (4)

President and Director

Stacey M. Peterson	2000	132,923	125,000	(2)	20,000 (5)

Vice President, Chief Financial Officer and

Secretary

Brad W. Playford(6)	2000	147,192	125,000		—

Vice President, Marketing and Strategic	1999	75,000	15,000	(7)	—

Planning

Shane Whiteside(6)	2000	119,500	125,000		—

Vice President of Operations	1999	50,000	115,000		—

– Santa Ana Division

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards	Payouts

	Securities	LTIP
	Underlying	Payouts	All Other
Name and Principal Position	Options(#)	($)	Compensation($)

Kenton K. Alder	100,000	—	$2,500	(3)

Chief Executive Officer,	543,876	—	—

President and Director

Stacey M. Peterson	178,400	—	—

Vice President, Chief

Financial Officer and

Secretary

Brad W. Playford(6)	—	—	—

Vice President, Marketing	178,126	—	—

and Strategic Planning

Shane Whiteside(6)	35,626	—	1,400	(3)

Vice President of	142,500	—	—

Operations

– Santa Ana Division

(1)	Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)	Represents a bonus paid in January 2001 based on our performance in 2000.

(3)	Represents matching contributions by us under our 401(k) plan.

(4)	Represents commuting costs paid by us to Mr. Alder in 1999.

(5)	Represents a signing bonus paid to Ms. Peterson when she joined us.

(6)	Messrs. Playford and Whiteside joined our company following our acquisition of Power Circuits, Inc. in July 1999. The salary shown here is for the period from July 1999 through December 1999.

(7)	Represents a bonus paid in 2000 based on performance in 1999.

Stock Option Grants

      The following table sets forth information concerning the grant of stock options in 2000 to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2000.

Option Grants In Last Fiscal Year

	Individual Grants

	Number of
	Securities	% of Total Options
	Underlying	Granted to	Exercise or Base
	Options Granted	Employees in	Price	Grant Date Market	Expiration
Name	(#)(1)	Fiscal Year (2)	($/Sh)	Value	Date

Kenton K. Alder	100,000	12.3%	$16.00	$16.00	9/20/10

Stacey M. Peterson	125,400 (4)	15.5%	$2.63	$3.17	2/25/10

	53,000	6.5%	$16.00	$16.00	9/20/10

Brad Playford	—	—	—	—	—

Shane Whiteside	35,626	4.4%	$16.00	$16.00	9/20/10

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Potential Realizable Value
	at Assumed Annual Rates
	of Stock Price Appreciation for Option
			Term(3)

Name	0%($)		5%($)	10%($)

Kenton K. Alder	—		$1,006,231	$2,549,988

Stacey M. Peterson	$67,716	(5)	$317,713	$701,258

	—		$533,303	$1,351,494

Brad Playford	—		—	—

Shane Whiteside	—		$358,470	$908,459

(1)	Represents options to purchase shares of our common stock. Generally, the options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)	The percentages above are based on an aggregate of 811,030 shares subject to options we granted to employees in the year ended December 31, 2000.

(3)	Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

(4)	Includes options to acquire 62,700 shares of our common stock that cliff-vest on the eighth anniversary of the date of grant. However, upon the occurrence of specified events, including a sale of shares by our majority stockholders or a merger, a portion of these options will vest based upon the annual rate of return of our common stock.

(5)	We recorded this deferred stock-based compensation on our balance sheet in 2000 and are amortizing the amount over the life of these stock options.

Stock Option Exercises and Values for Fiscal 2000

      The following table sets forth information, with respect to our executive officers named in the Summary Compensation Table concerning options exercised in 2000 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

					Value of Unexercised In-the-Money
			Number of Unexercised Options at		Options at December 31,
	Shares		December 31, 2000		2000($)(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenton K. Alder	–	–	168,230	475,646	$1,944,739	$4,342,468

Stacey M. Peterson	–	–	17,213	161,187	$198,982	$1,250,642

Brad W. Playford	–	–	42,264	135,862	$488,572	$1,570,565

Shane Whiteside	–	–	33,810	144,316	$390,844	$1,256,456

(1)	The closing sales price per share for our common stock as reported by the Nasdaq National Market on December 29, 2000 was $14.19. The option value is calculated by multiplying (a) the positive difference, if any, between $14.19 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements and Change of Control Arrangements

      We have entered into the following employment and change in control arrangements and agreements with our current executive officers.

      Kenton K. Alder. On August 3, 2000, we entered into an employment agreement with Kenton Alder, our President and Chief Executive Officer. The agreement terminates on July 31, 2003, unless earlier terminated by Mr. Alder or us. During his employment, Mr. Alder will receive a base salary of $250,000 per year subject to adjustment by our board from time to time. In addition, Mr. Alder is entitled to participate in any medical, incentive compensation, life insurance and fringe benefits plans and programs in effect from time to time.

      In the event we terminate Mr. Alder’s employment without cause or Mr. Alder resigns for good reason at any time prior to a change in control or more than one year following a change in control, Mr. Alder is entitled to continuation of his base salary for twelve months. In addition, if we terminate Mr. Alder’s employment without cause, and, within 60 days following his date of termination, we consummate a change in control, Mr. Alder will be entitled to an additional lump-sum severance payment in an amount that when added to his salary continuation equals $375,000. If, within one year following a change in control, we terminate Mr. Alder’s employment without cause, or Mr. Alder resigns for good reason, Mr. Alder is entitled to a lump-sum severance payment of $375,000. Good reason generally includes a materially adverse alteration in Mr. Alder’s nature or status, a reduction in his salary or benefits and a failure to have a successor corporation assume the agreement.

      During the term of his employment and for two years thereafter, Mr. Alder has agreed to keep all confidential information that he obtains as a result of his employment in confidence. In addition, any information that qualifies as a trade secret will remain confidential until it no longer qualifies as such. During his employment and for a period of 12 months thereafter, Mr. Alder is also prohibited from competing with us anywhere in the world, soliciting our employees and interfering with our customers, and other business relations.

      Stacey M. Peterson. In February 2000, we entered into a letter agreement with Stacey M. Peterson, our Chief Financial Officer. Pursuant to the agreement, Ms. Peterson receives an annual salary of $160,000 and is eligible to participate in our incentive cash compensation plan with a bonus of up to 50% of her base salary. In addition, Ms. Peterson received options to purchase 125,400 shares of our common stock at an exercise price of $2.63 per share under our management stock option plan. Fifty percent of these options cliff vest on the eighth anniversary of the date of grant and the remaining 50% vest ratably over five years beginning on the first anniversary of the date of grant. Furthermore, Ms. Peterson has the opportunity to earn additional options having an aggregate value of up to $120,000 over a two-year period for exceptional performance to be determined at the sole discretion of the Chief Executive Officer and our board of directors. If Ms. Peterson’s employment is terminated without cause, she will be paid $150,000 in a single lump-sum payment. If Ms. Peterson is terminated without cause anytime after 2000, she will receive salary continuation for six months.

Incentive Plans

      Cash Incentive Compensation Plan

      Effective January 1, 2000, we established a cash incentive compensation plan to provide a means of retaining and attracting capable employees and increasing the incentive to key employees to maximize the value of our company. Eligible employees receive a portion of a bonus pool, determined by our board of directors equal to a percentage of our earnings before interest, taxes and amortization, or EBITA, as defined in the plan. The bonus pool percentage ranges from 1.0% to 5.0% of our EBITA, and is based upon achieving target levels of EBITA. The term of the agreement is for a one-year period with the bonuses payable no later than March 15th of the succeeding year. Upon a participant’s termination of employment without cause or resignation for good reason, the participant will be entitled to a pro rata portion of the bonus for the year in which employment is terminated. Upon a termination for cause or a resignation without good reason, participants forfeit all rights to receive their cash incentive bonus.

      Amended and Restated Management Stock Option Plan

      Our Amended and Restated Management Stock Option Plan was initially approved by our board of directors and our stockholders in December 1998 and was most recently amended in June 2000. We have initially reserved 4,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003 and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

•	400,000 shares;

•	one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

•	a lesser amount determined by our board of directors.

      As a result of these annual increases, a maximum of 5,600,000 shares could be issued over the remaining eight-year life of this plan. As of April 20, 2001, options to purchase 2,889,462 shares of our common stock were outstanding.

      Administration. The management stock option plan is administered by our board of directors or by the compensation committee of our board, which have the full authority to interpret and construe the plan and all awards granted thereunder.

      Stock Options. The plan provides for the grant of both incentive stock options under Section 422 of the Internal Revenue Code and non-statutory stock options to our employees and consultants and those of our majority-owned subsidiaries. The board of directors has the discretion to determine the exercise price of options granted under our management stock option plan which is generally equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of grant, or 110% in the case of incentive stock options granted to individuals who own more than 10% of our common stock.

      Generally, 50% of the options granted under the management stock option plan prior to our initial public offering were categorized as A options and the remaining 50% as B options. B options vest ratably over five years beginning on the first anniversary of the date of grant. However, our board or the compensation committee may elect to grant only one type of option. Upon the successful completion of our initial public offering, each optionee received one years’ credited service towards the vesting of their B options. A options generally cliff-vest on the eighth anniversary of the date of grant. However, upon the occurrence of specified events, including a sale of shares by our majority stockholders or a merger, a portion of the A options will vest based upon the annual rate of return of our common stock. Following the completion of our initial public offering we have only issued B options, and we do not intend to issue A options in the future.

      Upon an optionee’s termination of employment without cause, the optionee will vest in a prorated portion of the B options that would have vested had the optionee remained employed until the next anniversary of the date of grant. The effect of a termination of employment without cause on the A options varies based upon when the optionee is terminated: (i) if the termination occurs more than 18 months prior to the eighth anniversary of the date of grant, all unvested options will remain outstanding and subject to acceleration for nine months, (ii) if the date of termination occurs between six months and 18 months prior to the eighth anniversary of the date of grant, then 50% of the A options will vest and (iii) if the date of termination occurs less than six months prior to the eighth anniversary of the date of grant, then 100% of the A options will vest. If an optionee’s employment is terminated without cause within one year following a change in control, 100% of the B options will vest and a portion of the A options that did not vest upon consummation of the change in control will vest. Both A and B options generally remain exercisable for 90 days following an optionee’s termination of employment.

      Call Right. During the 180-day period following a participant’s termination of employment for any reason, we have a right to purchase any vested options or shares of common stock acquired upon exercise of options owned by a participant or any permitted transferee. The purchase price paid for such options will be the difference between the then fair market value and the exercise price and the purchase price for any shares shall be the fair market value of the common stock on the date of purchase. In the event a participant’s employment is terminated for cause, the purchase price will be the lesser of the fair market value on the date of purchase and the exercise price.

      Amendment and Termination. Options granted under the management stock option plan expire on the tenth anniversary of the date of grant. The compensation committee may amend or terminate the plan at any time provided that (i) no such amendment adversely affects an optionee’s rights under an existing option and (ii) no amendment may be made if, under applicable law, stockholder approval is required, unless the committee obtains such stockholder approval. Unless terminated earlier, the management stock option plan will terminate on December 11, 2008.

      2000 Equity Compensation Plan

      In September 2000, we adopted a new equity compensation plan. The purpose of the equity compensation plan is to attract, motivate and retain officers, employees, and consultants and reward such individuals for their contribution to our success. The plan provides for the grant of a variety of equity-based awards including, without limitation, stock options, incentive stock options, restricted stock, stock awards and stock appreciation rights. Awards under the plan may constitute “qualified performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code. We have initially reserved 2,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003 and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

•	400,000 shares;

•	one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

•	a lesser amount determined by our board of directors.

      As a result of these annual increases, a maximum of 3,600,000 shares could be issued over the remaining 10-year life of this plan.

      Awards Granted. In connection with our initial public offering in September 2000, we granted our employees an aggregate of 70,832 shares. The stock awards were fully vested as of the date of grant. No other awards have been granted under our 2000 equity compensation plan.

      Administration Of The Plan. The plan is administered by our compensation committee, which has the authority to:

•	select the individuals who will receive awards, the type of awards granted, the number of shares of our common stock underlying each award and, subject to the provisions of the plan, the terms and conditions of such award;

•	construe the plan and any award documents delivered to participants under the plan; and

•	prescribe, amend and rescind rules and procedures relating to the plan.

      The compensation committee may delegate to one or more of our officers some or all of its authority under the plan. However, the compensation committee may not delegate its authority to (i) grant stock options or other awards under the plan to our officers who are required to file reports of their beneficial ownership of our stock under Section 16 of the Securities Exchange Act of 1934 or (ii) to make awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

      Options. Stock options granted under the plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options. All terms of stock options including exercise price, vesting and the term of the option will be determined by the compensation committee. However, incentive stock options must have an exercise price equal to 100% of the fair market value of our common stock on the date of grant (110% of the fair market value in the case of 10% shareholders).

      Stock Appreciation Rights. Stock appreciation rights allow a participant to receive, upon exercise, an amount in cash (or shares of our common stock) equal to the excess of the fair market value of our common stock on the date of exercise over the fair market value on the date of grant. Stock appreciation rights may be granted alone or in tandem with another award. If granted in tandem with an option, stock appreciation rights will cover an equal or lesser number of shares as are covered by the option, will be exercisable at the same time or times and to the same extent as the related stock option and will have the same terms and exercise price as the related stock option. Upon exercise of a stock appreciation right granted in tandem with an option, the related option will be cancelled automatically to the extent of the number of shares covered by the exercise. Likewise, upon exercise of a stock option, the tandem stock appreciation right associated with the option will be cancelled.

      Performance Awards. Performance awards are conditioned upon the achievement of certain targets during a specified performance period established by the compensation committee. Any performance awards will be made in compliance with the provisions of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash, common stock or a combination thereof. The maximum aggregate value of the cash and other property payable to a participant during any twelve-month performance period is $5.0 million. This limit will be proportionately adjusted up or down if the performance period is more than or less than 12 months.

      Stock Awards. The compensation committee may grant shares of our common stock to participants for no consideration other than the provision of services. Stock awards may also be granted in lieu of other compensation or benefits payable. The shares of common stock underlying the stock awards will be subject to the vesting conditions, restrictions on transfer or other incidents of ownership determined by the compensation committee and provided in the award agreement. The share certificates representing the shares granted to the participant will be registered in the name of the participants but held by us. We may take any actions we deem necessary to restrict the transfer of unvested restricted stock. Other than these restrictions on transfer and other restrictions as determined by the compensation committee and provided in the award agreement, a participant who is granted a stock award will have the rights of a stockholder, including the rights to receive dividends and to vote.

      Restricted Stock Units. Restricted stock units represent the right to receive one share of common stock subject to the terms and conditions established by the compensation committee and provided in the award certificate. The restricted stock units are payable in common stock, cash or other property elected by the compensation committee having a value equal to the fair market value of our common stock on the date of settlement.

      Transferability Of Awards. Awards granted under the 2000 equity compensation plan are generally not transferrable by the participant and, during the lifetime of a participant, are only exercisable by the participant.

      Amendment And Termination. Unless terminated sooner, the 2000 equity compensation plan will terminate automatically on the tenth anniversary of the effective date. The compensation committee may at any time amend or terminate the plan or any related document, except that the committee may not make any amendments that would require shareholder approval without obtaining such shareholder approval.

      401(K) Plan

      We and our subsidiary each sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. All non-union employees who have completed at least one year of service are eligible to participate in the plan. Participants may elect to make pre-tax contributions to the plan of up to 15% of their eligible earnings, subject to a statutorily prescribed annual limit. Participants are fully vested in their contributions and the investment earnings. At our discretion, we make matching contributions to the 401(k) plan based upon employee contributions and profit sharing as provided for in the plan. Contributions by the participants to the 401(k) plan, and the income earned on these contributions, are generally not taxable to the participants until withdrawn.

Report of the Compensation Committee

      The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

      Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

      Kenton K. Alder became our President and Chief Executive Officer in March 1999. In August 2000, the compensation committee approved a three-year employment agreement with Mr. Alder that provides for a base salary of $250,000 (subject to adjustment by our board), which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits. During fiscal 1999 and 2000, the compensation committee granted to Mr. Alder options to purchase shares of our common stock at a price equal to the market price on the date of grant. The compensation committee believes that the attributes of Mr. Alder’s compensation provide appropriate performance-based incentives.

      The compensation committee’s general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual’s contribution and personal performance. In addition, we maintain stock option plans designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to these plans, in 2000 the compensation committee approved fair market value option grants to certain executive officers.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of

Section 162(m) because none of our executive officers received cash payments from us during 2000 in excess of $1 million.

      Jeffrey W. Goettman
      John G. Mayer
      Michael E. Moran

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2000, our compensation committee consisted of Messrs. Goettman, Mayer and Moran. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. Except for payment of $500 per compensation committee meeting to Mr. Mayer, the members of our compensation committee do not receive compensation for their services as compensation committee members. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Report of the Audit Committee

      The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are “independent” of the Company and management, as that term is defined in the Nasdaq National Market listing standards.

      The primary responsibility of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

      In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company, the internal controls, and the overall quality of the financial reporting. The committee held two separate formal meetings during the fiscal year ended December 31, 2000.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

      The Board has adopted a written charter for the Audit Committee. A copy of that charter is included as “Appendix A”.

      This report has been furnished by the Audit Committee to the Company’s Board.

      James K. Bass
      Richard P. Beck
      John G. Mayer

Performance Graph

      The following graph compares, for the period from September 21, 2000, to December 31, 2000, the cumulative total shareholder return on our common stock against the cumulative total return of:

•	the Nasdaq Composite Index; and

•	a peer group consisting of us and four other publicly traded printed circuit board manufacturers or electronic manufacturing services companies with printed circuit board subsidiaries that we have selected.

      The graph assumes $100 was invested in our common stock on September 21, 2000, the date on which our common stock became registered under Section 12 of the Securities Exchange Act of 1934 as a result of our initial public offering, and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group were Viasystems Group, Inc. (NYSE: VG), Sanmina Corporation (Nasdaq NM: SANM), Merix Corporation (Nasdaq NM: MERX), and DDi Corp. (Nasdaq NM: DDIC).

[PLOT POINTS]

	Cumulative Total Return

	9/21/00	9/00	10/00	11/00	12/00

TTM TECHNOLOGIES, INC	100.00	146.88	125.00	96.09	88.68

NASDAQ STOCK MARKET (U.S.)	100.00	95.74	87.87	67.67	64.08

PEER GROUP	100.00	93.32	104.65	70.41	68.62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Persons or Entities Related to Our Directors

      Four of our directors are principals in entities that control Circuit Holdings, our largest stockholder. Mr. Goettman, a director of TTM, is also a Managing Director of Thayer Capital Partners. Mr. McCormick, a director of TTM, is also a Vice President of Thayer Capital Partners. Thayer Capital Partners is affiliated with one of our stockholders, Thayer Equity Investors III, L.P., which owns approximately 31% of Circuit Holdings, and with another of our stockholders, Thayer Equity Investors IV, L.P., which owns approximately 28% of Circuit Holdings. Thayer Capital Partners is also affiliated with another of our stockholders, TC Circuits, L.L.C., which owns approximately 1% of Circuit Holdings. Michael E. Moran, another director of TTM, is a Managing Partner of Brockway Moran & Partners, Inc. Philip M. Carpenter III, a director of TTM, is also a Principal of Brockway Moran & Partners, Inc. Brockway Moran & Partners, Inc. controls another of our stockholders, Brockway Moran & Partners Fund, L.P., which owns approximately 40% of Circuit Holdings.

      Entities related to our directors have had, or are currently expected to have, the following involvements in our corporate history:

Management Fees And Agreements

      In 2000, we paid transaction fees and expenses totaling approximately $4,150,000 to T.C. Management, LLC and Brockway Moran & Partners Management, L.P., affiliates of Thayer Capital Partners and Brockway Moran & Partners, Inc.

      More specifically, upon consummation of our initial public offering in September, we entered into an amended, restated and consolidated management agreement with T.C. Management, T.C. Management IV and Brockway & Moran Partners Management that amended and consolidated the two existing agreements with these entities into one agreement. The two prior agreements provided that the three entities were entitled to receive management and consulting fees of $600,000 per year in connection with corporate development activities and conduct of our business. Under the amended agreement, we no longer pay monthly management fees. In consideration for these entities agreeing to forego future management and consulting fees, we paid them a one-time, aggregate fee of $1.5 million. In addition, in consideration for the value of the financial advisory services rendered in connection with our initial public offering, we paid these entities an aggregate financial advisory fee of $2.0 million. The financial advisory services rendered by these entities have included advice regarding our business strategy, positioning us for our initial public offering, general financial advice, including advice related to our corporate structure and our capital structure, and the selection of legal counsel and underwriters. In the future, we will pay these entities financial advisory fees of 1.5% of the first $50 million of the proceeds or value of any transaction on which these entities render financial advisory services, and 1% of any amount of proceeds or value in excess of $50 million. The amended agreement further provides that our obligation to pay financial advisory fees will terminate if, immediately prior to the closing of any transaction on which these entities render financial advisory services, these entities and their affiliates, on a combined basis, own less than 25% of our outstanding voting equity securities.

      We believe all of these agreements are on terms no less favorable to us than we could have obtained from third parties.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP (“Arthur Andersen”) were our independent public accountants for the year ended December 31, 2000, and will serve in that capacity for the 2001 fiscal year unless the board of directors deems it advisable to make a substitution. We anticipate that representatives of Arthur Andersen will attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

      Aggregate fees billed to us for the fiscal year ended December 31, 2000, by our principal accounting firm, Arthur Andersen, and its affiliates are as follows:

Audit Fees	$102,478

Financial Information Systems Design and Implementation Fees	$—

All Other Fees	$562,935

      Audit fees include the 2000 annual audit and quarterly reviews. All other fees include services rendered in connection with our initial public offering, tax services and other consultation.

2000 ANNUAL REPORT ON FORM 10-K

      We have mailed, with this proxy statement, a copy of our annual report to each shareholder of record as of April 20, 2001. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at TTM Technologies, Inc., 17550 N.E. 67th Court, Redmond, Washington 98052.

OTHER MATTERS

      As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

      Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before January 16, 2002.

      Shareholders interested in presenting a proposal for consideration at the 2002 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before April 1, 2002.

By Order of the Board of Directors,

/s/ Stacey M. Peterson

Redmond, Washington	Stacey M. Peterson

May 25, 2001	Secretary

APPENDIX A

TTM TECHNOLOGIES, INC.
Charter of the Audit Committee of the Board of Directors

Purpose

      The purpose of the Audit Committee is to assist the Board of Directors of TTM Technologies, Inc. (the “Company”) in fulfilling its responsibility to oversee the Company’s financial reporting process, including monitoring the integrity of the Company’s financial statements and the independence and performance of the Company’s internal and external auditors.

      It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent auditors to audit those financial statements. The Audit Committee’s responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company’s financial statements.

Membership Requirements

      The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, provided, however, that, in accordance with the Audit Committee Policy of the National Association of Securities Dealers, Inc. (the “NASD”), such number of directors shall not be less than three. Each member of the Audit Committee shall meet all applicable requirements of the Audit Committee Policy of the NASD with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the NASD. The members of the Audit Committee, including the Chair thereof, shall be appointed annually by the Board of Directors.

Authority

      In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion.

Responsibilities

      The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

•	propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee. To carry out this responsibility, the Audit Committee shall:

-	annually review with the independent auditors and financial management the scope of the proposed audit for the coming year; and

-	approve the fees and other compensation, if any, to be paid to the independent auditors;

•	determine whether to recommend to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

-	review and discuss the audited financial statements with management and the independent auditors;

-	discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61; and

-	review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s independent auditors;

•	review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission;

•	oversee the functioning of the Company’s internal audit function by meeting privately with the independent auditors and with the Company’s Controller to review the Company’s accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;

•	regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

•	review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

Meetings

      Subject to the Company’s Bylaws and resolutions of the Board, the Audit Committee shall meet at least four times annually at such times as the Chair of the Committee shall designate.

TTM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
COMMON STOCK

The undersigned hereby, a holder of Common Stock, no par value (“Common Stock”), of TTM TECHNOLOGIES, INC., a Washington corporation (the “Company”) hereby appoints Kenton K. Alder and Stacey M. Peterson, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on April 20, 2001 at the 2001 Annual Meeting of Shareholders of the Company to be held at the Company’s Santa Ana division offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704 on June 28, 2001, at 9:00 a.m., local time, and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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Please mark your votes as indicated in this example

			VOTE FOR all nominees listed below, except vote withheld from the nominees (if any) indicated below.	VOTE WITHHELD from all nominees
1.	ELECTION OF DIRECTORS				2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
	Nominees:	(01) James K. Bass (02) Philip M. Carpenter III
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name on the space provided below:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2001 Annual Meeting and (2) the Company’s 2000 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

Signature(s)	Date

NOTE: Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

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